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            AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Amendment to that certain Agreement and Plan of Merger dated July 7, 1997 ("Agreement") is entered into as of the 29th day of July, 1997 by and among Communications, Dycom, Acquisitions, and George Tamasi and Thomas Polis, the owners of record of all of the issued and outstanding stock of Communications. Except as otherwise specified herein, capitalized terms used herein which are defined in the Agreement shall have the respective meanings ascribed thereto herein.

                      W I T N E S S E T H

     WHEREAS, the parties to this Amendment have signed the Agreement which provides that Acquisitions shall be merged into Communications, with Communications being the Surviving
Corporation; and

     WHEREAS, the parties are desirous of modifying certain provisions of the Agreement by this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree to amend the Agreement in the following respects:

     A. Section 1.2 of the Agreement shall be amended by striking the language "12:00 midnight on July 31, 1997 (the "Effective Time"), unless the Articles of Merger are filed subsequent to July 31, 1997, in which event the merger shall be effective at", and inserting "("Effective Time")" after the first reference to Pennsylvania.

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     B.   Section 8.4 of the Agreement shall be deleted in its
entirety and inserted in lieu thereof shall be the following:
               At Closing, Dycom shall issue an
               additional 21,538 shares of Dycom
               common stock to each of the
               Communications Shareholders in
               satisfaction of the $600,000
               shareholder loan (including any
               interest or other charges due in
               connection with the same) reported
               in Communications' financial
               statements for the fiscal year ended
               May 31, 1997.  Each such additional
               share shall bear the legend provided
               in Section 9.1 of the Agreement.
               The Communications Shareholders'
               acknowledgment provided in Section
               9.2 of the Agreement shall also
               apply with respect to such
               additional shares.  Any and all
               representations, warranties and
               covenants made in the Agreement with
               respect to the Dycom Shares shall
               also apply with respect to such
               additional shares.  The original of
               the notes and other evidence of such
               shareholder loans shall be
               appropriately marked to indicate
               payment and the same shall be
               delivered to Dycom on the Closing
               Date.

     C. Sections 10.8 and 11.7 of the Agreement shall be amended by striking the language "attached hereto as Exhibits 'B.1' and 'B.2'" and inserting in lieu thereof "attached to the Amendment as Exhibits 'B.1A' and 'B.2A'."

     D. Section 11.8 of the Agreement shall be amended by striking the language "attached hereto as Exhibit 'C'" and inserting in lieu thereof "attached to the Amendment as Exhibit C-1."

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     E.   Section 15.1 of the Agreement shall be amended by
striking the language "or environmental" from the second sentence.

     F. Except as modified by this Amendment, the Agreement shall remain in full force and effect.

     G. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


































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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

ATTEST:                       COMMUNICATIONS CONSTRUCTION
                              GROUP, INC.


 /S/ Thomas Polis             By:   /s/ George Tamasi
                              Its:  President
     (Corporate Seal)


                              COMMUNICATIONS SHAREHOLDERS


                               /s/ George Tamasi
                              GEORGE TAMASI, Individually

                               /s/ Thomas Polis
                              THOMAS POLIS, Individually


ATTEST:                       DYCOM INDUSTRIES, INC.


                              By:   /s/ Thomas R. Pledger
 /s/ Patricia B. Frazier      Its:  Chairman & CEO

     (Corporate Seal)


ATTEST:                       DYCOM ACQUISITIONS, INC.

                              By:  /s/ Thomas R. Pledger
 /s/ Patricia B. Frazier      Its: Chairman & President

     (Corporate Seal)